UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2010

AGR TOOLS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52043	98-0480810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Lido Circle, Suite C-1
Lakeway, TX 78734
 (Address of principal executive offices)

936-539-5744
(Registrants telephone number, including area code)

1944 Bayview Court
Kelowna, British Columbia, Canada V1Z 3L8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report, any amendment to this current report, and any documents incorporated by reference in this current report, include forward-looking statements. To the extent that the information presented in this current report discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as intends, anticipates, believes, estimates, projects, forecasts, expects, plans and proposes. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the risks and uncertainties outlined under the Business and Managements Discussion and Analysis of Financial Condition and Results of Operations sections of this current report, many of which are beyond our control.

We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this current report are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Actual events or results may differ materially due to risks facing us or due to actual facts differing from the assumptions underlying our predictions. Some of these risks and assumptions include:

●	our anticipated strategies for growth;
●	our ability to manage our planned growth;
●	our need for additional capital to expand our operations;
●	our dependence on key personnel; and
●	our ability to compete effectively with competitors that have greater financial, marketing and other resources.

Any of the above could cause actual results to differ materially from anticipated results.

All forward-looking statements included in this document are based on information available to us on the date hereof. We advise the reader that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf.

PRESENTATION OF INFORMATION

On May 27, 2010, AGR Tools, Inc., a Nevada company reporting with the United States Securities and Exchange Commission (SEC), completed the acquisition of AGR Stone & Tools USA, Inc., a private Texas company, by way of an exchange of shares which resulted in AGR Stone & Tools USA, Inc. becoming a wholly-owned subsidiary of AGR Tools, Inc.  The acquisition has been accounted for as a reverse merger with AGR Stone & Tools USA, Inc. treated as the continuing reporting entity and acquirer for accounting purposes.

As used in this current report, unless the context requires otherwise, references to (i) AGR Tools mean AGR Tools, Inc., the Nevada company, on an unconsolidated basis, (ii) AGR mean AGR Stone & Tools USA, Inc., the Texas company and wholly-owned subsidiary of AGR Tools, and (iii) "we", "us", "our" and the Company mean AGR Tools and its wholly-owned subsidiary AGR on a consolidated basis.

As the acquisition of AGR constitutes a reverse merger, this current report includes the annual audited financial statements as at and for the years ended June 30, 2009 and 2008 and the interim unaudited financial statements for the nine months ended March 31, 2010 and 2009 of AGR.  These financial statements have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP).  A copy of (i) the annual audited financial statements of AGR Tools have been filed with the SEC in its Form 10-K/A filed February 26, 2010 and (i) the interim unaudited financial statements of AGR Tools have been filed with the SEC in its Form 10-Q filed March 17, 2010.

All financial information in this current report is presented in U.S. dollars, unless otherwise indicated, and should be read in conjunction with the financial statements and notes thereto included in this current report.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Item 3.02  Unregistered Sales of Equity Securities.

Item 5.01  Changes in Control of Registrant.

DESCRIPTION OF BUSINESS

Overview

We were incorporated under the name Laburnum Ventures Inc. on March 11, 2004 under the laws of the State of Nevada.  We were an exploration stage company engaged in the acquisition and exploration of mineral properties.  We formerly owned a 100% undivided interest in a mineral property located in the Province of British Columbia, Canada knows as the Sum Mineral Claim, but determined not to pursue this claim in early 2009.

On July 21, 2009, we entered into a share exchange agreement (the Original Share Exchange Agreement) with AGR, pursuant to which we agreed to acquire all of the outstanding shares of AGR from its shareholders in exchange for shares of our company on a one for one basis which, if completed, would result in AGR becoming our wholly owned subsidiary.

On September 15, 2009, in contemplation of the completion of the share exchange with AGR, we completed a name change from Laburnum Ventures Inc. to AGR Tools, Inc. in accordance with Nevada law.

On October 29, 2009, pursuant to the terms of the Original Share Exchange Agreement, we agreed to terminate the Original Share Exchange Agreement with AGR and enter into a new share exchange agreement (the New Share Exchange Agreement).  Under the New Share Exchange Agreement, the exchange of shares with the shareholder of AGR was carried out through a statutory process pursuant to by Part 5 of the Texas Business Corporation Act in order to effect the transaction in a more efficient matter.

The closing of the transactions contemplated by the New Share Exchange Agreement occurred on May 27, 2010, at which time AGR became our wholly-owned operating subsidiary and we adopted the business of AGR.

Share Exchange

The following is a description of certain material terms of the New Share Exchange Agreement.  A copy of the agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on November 2, 2009:

1.	AGR Tools agreed to issue one share of its common stock to the current shareholders of AGR for each share of AGR held by them;

2.	AGR agreed to obtain approval for the share exchange from holders of at least two-thirds of its voting securities pursuant to the Texas Business Corporation Act;

3.	AGR agreed that it have no more than 46,186,516 shares of its common stock issued and outstanding on the closing date of the New Share Exchange Agreement;

4.	both AGR and AGR Tools agreed to be reasonably satisfied with their respective due diligence investigation of the other;

5.
AGR agreed that it would deliver to AGR Tools audited financial statements for its last two fiscal years and any applicable interim period ended no more than 35 days before the closing of the New Share Exchange Agreement, prepared in accordance with US GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;

6.	Tom Brown, the former sole officer and director of AGR Tools, agreed he would cancel 25,000,000 shares of common stock of AGR Tools held in his name;

7.	AGR agreed to file all required documentation with the Texas Secretary of State to effect the share exchange; and

8.	David Chapman, the director of AGR Tools, agreed he would subsequently resign and AGR would appoint a new director to fill the resulting vacancy.

On October 29, 2009, AGR received approval for the transactions contemplated by the New Share Exchange Agreement from holders of approximately 77% of its voting securities through written resolution in lieu of holding a meeting.  We subsequently consummated the transactions contemplated by the New Share Exchange Agreement on May 27, 2010.

Accounting Treatment

The acquisition of AGR has been accounted for as a reverse merger with AGR treated as the continuing reporting entity and acquirer for accounting purposes.  Going forward, the assets, liabilities and the historical operations that will be reflected in our financial statements prior to the closing of the share exchange will be those of AGR and will be recorded on a historical cost basis of AGR.  Our consolidated financial statements after completion of the share exchange will include the assets and liabilities of AGR Tools as well as those of AGR, the historical operations of AGR, and the operations of AGR Tools from the closing date of the share exchange.

As a result of the completion of the reverse merger, on May 27, 2010, we adopted June 30 as our fiscal year end (the year end of AGR).

Corporate Structure

Our principal offices are located at 100 Lido Circle, Suite C-1, Lakeway, TX 78734.  Our telephone number is (936) 539-5744.  AGR is our wholly-owned operating subsidiary.  Our fiscal year end is June 30.  Our website is agrtools.com.  The information in this or any other website does not form a part of this current report.

Current Business

We are a Texas-based company in the business of contract manufacturing and selling tools and accessories to the construction, building, maintenance and demolition industries in the United States and Canada.  We currently sell more than 700 products through our stocking dealer network.  We also sell a number of our products through our website that we are currently building out.  Our stocking dealer network currently consists of 22 dealers in 14 U.S. states and three dealers in two Canadian provinces.  Our products include diamond-based blades, diamond drill bits, diamond cup wheels, resin polyesters, glues, inks, resin-based waterproof grinding stones and diamond polishing pads, all of which are manufactured in a number of different sizes.

Our products are manufactured in China on a contract basis.  We subject all of the products we distribute to strict manufacturing standards. We field test these products by using them in construction, building and demolition projects, and also test them alongside the products of our competitors both in the field and in our testing facility.  All of our products are accompanied by a warranty against defects in workmanship.

We currently focus on sales through our stocking dealers. We also sell a number of our products through our website, which are delivered to customers either through our storage centers or our stocking dealers.  Our stocking dealers act as face-to-face contacts for our customers and provide support to one another by sharing order fulfillment with our storage centers.  We train and provide training manuals to our stocking dealers and require each one to be familiar with at least 200 of our products during their initial training.  We currently do not have brokers or commission sales representatives involved in the distribution of our products.

Our business plan over the next twelve months is to:

●	expand our stocking dealer network throughout the United States and Canada;
●	monitor the quality of our products and accessories;
●	develop our website and online sales; and
●	increase our exposure to participants in the construction, building, maintenance and demolition industries.

Our Markets

We offer products for use in the construction, building, maintenance and demolition industry in the United States and Canada.  Our customer base includes:

●	Granite fabricators
●	Tile and flooring installers
●	Mason and brick contactors and builders
●	Marble and stone builders and fabricators
●	General contractors
●	Project managers
●	Concrete contractors
●	Building and factory maintenance
●	Highway construction
●	Federal, state, county and city supply sources

We believe the range of the products we offer provide our customers with the ability to obtain the products they need for their businesses quickly and efficiently.

Market Trends

The recent global recession significantly affected demand in the construction, building and demolition industries in the United States and Canada and the demand for our products.  As world economies have started to grow, particularly in the United States and Canada, activity in the construction, building and demolition industries is expected to increase from levels during the recession.  We expect the demand for our products to continue to grow over the next 12 months as the economies in the United States and Canada grow and activity in the construction, building and demolition industries increases.

Contract Manufacturing

We contract manufacture our products in China.  We use several different manufacturers to avoid delays in their production.  We issue our production orders with the codes and standards by which they are to be produced.  None of our production agreements are exclusive to any single manufacturer.

Products and Services

We sell over 700 products and accessories for use in the construction, building, maintenance and demolition industries.  Our products are manufactured in a variety of different sizes to meet customer demand.

We offer a complete line of diamond-based blades, diamond drill bits, diamond cup wheels, resin polyester, glues, ink colors, resin based waterproof grinding stones and diamond polishing pads.  All of our products are accompanied by a warranty against defects in workmanship, whereby we replace defective products either fully or on a prorated basis depending on use and damage.

We offer ongoing support services to our customers through our dealer distribution centers.   Each stocking dealer personally services customers in its trade area.  If required, we engage our staff to service our customers needs as well.

Our products and accessories are used in a variety of aspects of the construction, building, maintenance and demolition industries, ranging from cutting steel, granite, fiber glass, brick, concrete or other materials; grinding, shaping, smoothing or polishing materials; adhesives to bind materials together; colors to stain materials; and specialty products created for the specific needs of customers.  If any new demand arises, we plan to develop a product to meet such demand.

We field test our products by actually using them in construction, building and demolition projects to determine their quality and whether improvements may be required.  We also test the quality of our products against similar products made by other manufacturers, in both our testing center and in the field.

We constantly monitor of our products to ensure their high quality.  We also monitor the price of our products relative to our competitors to ensure they remain competitive.

Distribution Methods

We currently sell our products primarily through our stocking dealers. We also currently sell some of our products online through our website and plan to expand the number of products offered on the site.

Stocking Dealers

We enter into agreements with each of our stocking dealers pursuant to which each of our dealers is given the right to sell our products within a defined trade area exclusive to the dealer, subject to certain exceptions described below.  Each of our stocking dealers is an independent contractor and is required to maintain appropriate licenses, tax certificates and other requirements of governmental agencies as required.

Each stocking dealer is required to establish distribution channels, distribution locations and maintain adequate inventories of our products.  We provide our stocking dealers with support to enable them to fill orders and maintain adequate levels of inventory.  However, in the event adequate inventories are not maintained and we are required to manage the dealers accounts, the dealer is required to pay all expenses incurred by us.

Each dealer is initially required to purchase a certain amount of our products, based on, among other things, the size of its trade area, at a price determined by us.  Each dealer is subsequently required to reorder a minimum of 25% of the value of its initial purchase order within the first calendar quarter and 50% of its initial purchased order in all subsequent calendar quarters.  In the event a dealer does not reorder the minimum required amounts of products from us, we or our other stocking dealers may sell our products in that dealers trade area.  We have the right to change the pricing structure for our products upon 30 days prior notice to our stocking dealers.

During the term of our agreements with our stocking dealers and for a period of 12 months thereafter, our stocking dealers cannot assist in the sale of or sell products similar to our products within a 50 mile radius of any location where our products are sold.

Our stocking dealers are not authorized to create a website for or sell our products over the Internet without our consent.  In addition, they may not use any printed material in connection with the sale of our products without our consent.

The agreements with our stocking dealers are generally for a term of ten years and are automatically renewed for a ten year term, unless terminated for breach of a provision of the agreement.  In the event of a breach of an agreement by a dealer, notice is required to be sent to the breaching party, which has 30 days to rectify any such breach.

Website

Our customers may purchase our products online at our website at www.agrtools.com.  We currently offer some of our products on the website and are in the process of building out the site to offer substantially more of our products.  We plan to offer all our products on the website in the future.  All orders placed online are shipped to customers by our stocking dealers or from our warehouses currently located in Montgomery, Texas, Conroe Texas and Anaheim, California.

If we make sales in a dealers trade area from order received on our website, we are required to pay the profits from such sales to the dealer less 10%.

Recruitment and Training of Stocking Dealers

We recruit our stocking dealers through advertisements in magazines and trade publications.  In addition, certain of our officers have developed relationships with persons and companies in the construction and demolition industry and market our opportunity to these persons and companies.  Dealers may also hear of our opportunity by word-of-mouth.

Given the number of products we produce and the nature of our business, we train only one dealer at a time at our training facility.  The training sessions are four days long, after which we follow up with training related emails, product manuals and procedures to be implemented by our stocking dealers.

Technology

We have retained information technology personnel that have developed a dealer email system and intranet communication network for our stocking dealers.  We are also in the process of building out our website and developing an online shopping cart and software to expand our referral and re-ordering sales base.

Competition

There are a number of large international companies controlling a majority of the market for our products worldwide, including Pearl Tools in Japan, Ewa Tools in South Korea, St. Gabon in France and Diamond B in the United States. Further, there are many companies that sell their products through catalogues, including Grand Quartz, Hard Rock Tools, Vic Tools, Braxton-Bag and PBI.  These companies usually cannot lock their manufacturers into exclusive distribution contracts.

The markets in which we currently compete and plan to compete are intensely competitive. We face significant competition from our existing competitors in these markets, many of which are substantially larger and have longer operating histories and records of successful operations; greater financial resources, technical expertise, managerial capabilities and other resources; more employees; more contracts with significant companies; and more extensive facilities than we have or will have in the foreseeable future. Our operations may fail due to our inability to compete with existing competitors in these markets and you could lose your investment.

Sales and Marketing

We currently market our products through a network of stocking dealers.  We also market our products through certain of our officers that have developed relationships with persons and companies involved in the construction and demolition industry.  In addition, we operate a website that describes the products and services we offer.  We also have a complete product catalogue available to all our stocking dealers.  We plan to market our products through advertisements in trade magazines, appearances at industry shows and through government contacts.

Research and Development

We conduct research and development with respect to new products we believe may be marketable in our business.  In addition, we continually test our products against those of our competitors and, if the quality of a product is determined to be below that of a competitor, we reformulate the product.  We spend approximately 5% of our gross profits annually in such research and development activities.

Intellectual Property

We own the trademark to our diamond matrix product line, Matrixx-Max, and our website domain agrtools.com.  We currently do not own any patents for our products.  We plan to trademark our corporate name.

Employees

We currently have nine employees all of whom are employed on a full time basis.  We plan to hire more employees in the next twelve months as we expand operations.

Properties

Our executive office is located at 100 Lido Circle, Suite C-1, Lakeway, TX 78734. This office is provided to us by our Secretary and Treasurer for which we recognize expenses of $500 per month.  As of June 9, 2010, we had not entered a written lease agreement for this space.

We lease approximately three acres of land in Conroe, Texas which contains an administration building of approximately 2,000 square feet, a work shop and training facility of approximately 1,500 square feet, a warehouse of approximately 5,000 square feet and an engineering development building of approximately 1,500 square feet.  We pay $62,000 annually under this lease.

In addition, we lease an office and warehouse space in Montgomery, Texas that is 1,000 square feet for which we pay $6,000 annually, and warehouse space in Anaheim, California for which we pay a monthly square footage charge of approximately $13.50 per square foot per month for the amount of space we rent when in use.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this prospectus.  The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

The information presented below has been derived from (i) our audited financial statements as at and for the twelve months ended June 30, 2009 and 2008, and (ii) our unaudited interim financial statements as at and for the nine months ended March 31, 2010 and 2009, which have been prepared in accordance with US GAAP, and all dollar amounts set out in these financial statements are presented in United States dollars.

The information presented below is qualified in its entirety by, and should be read in conjunction with, our financial statements and notes thereto, as well as the discussion and analysis set forth under Business.

As a result of the completion of the reverse merger, on May 27, 2010, we adopted June 30 as our fiscal year end (the year end of AGR).

Results of Operations

Year Ended June 30, 2009 Compared to Year Ended June 30, 2008

Revenues

We generated revenues of $539,399 in the year ended June 30, 2009, compared to $638,293 in the year ended June 30, 2008.  The decrease in revenue is due primarily to a decrease in building activities during the current period.  Our cost of goods sold increased to $344,571 in the year ended June 30, 2009 from $288,885 in the prior year due to increased duties for our products and the decrease in building activities.

Expenses

Operating expenses in the year ended June 30, 2009 decreased to $550,579 from $716,868 in the prior year primarily due to a decrease in wages and benefits, which decreased to $116,866 in the current year from $303,264 in the prior year, due to the decrease in building activities. Consulting fees in the year ended June 30, 2009 increased to $63,710 from $20,880 in the prior year due to the development of our website.

We incurred a loss from our operations of $355,751 in the year ended June 30, 2009, compared to $367,460 in the prior year.

Net Loss

We incurred a net loss of $362,036 ($0.01 per share) in the year ended June 30, 2009, compared to a net loss of $373,005 ($0.01 per share) in the year ended June 30, 2008.

Nine Months Ended March 31, 2010 Compared to Nine Months Ended March 31, 2009

Revenues

In the nine months ended March 31, 2010, we generated revenues of $357,742, compared to $377,434 in the prior period.  The decrease in revenues is due primarily to a decrease in building activities during the current period.  Our cost of sales in the nine months ended March 31, 2010 were $207,403, compared to $262,895 in the prior period, primarily as a result of the decrease in building activities.

Expenses

Operating expenses in the nine months ended March 31, 2010 decreased to $329,172 from $409,397 in the prior period primarily due to a decrease in advertising and promotion costs and consulting fees resulting from the decrease in building activities.

We incurred a loss from our operations of $178,833 in the current period, compared to $294,858 in the prior period.

Net loss

We incurred a net loss of $178,833 in the nine months ended March 31, 2010, compared to $300,120 in the prior period.

Liquidity and Capital Resources

We had cash of $8,028 at March 31, 2010 ($3,683 at June 30, 2009) and a working capital deficit of $253,363 ($77,656 at June 30, 2009).  We have financed our operations primarily from the sale of our common stock and loans from related parties.

Our plan of operations over the next twelve months is to; (i) expand our dealer network throughout the Unites States and Canada, (ii) further develop our website and online sales, (iii) monitor the quality of our products and accessories; and (iv) increase our exposure to participants in the construction, building, maintenance and demolition industries.  We expect we will require approximately $3.5 million to pursue our plan of operations over the next twelve months.

We intend to raise the additional capital we require from the sale of our equity securities or loans from related parties.  We do not believe we will be able to raise a material amount of funds from debt financing.  There is no assurance that we will be able to raise the necessary financing from the sale of our securities or loans from related parties.  If we are unable to raise a sufficient amount of funds to finance our operations our business may fail.  In addition, if we are unable to raise the required funds to expand our operations, we may be required to significantly scale back our plans and our business could fail.

Operating activities used cash of $110,768 in the year ended June 30, 2009, compared to $249,336 in the year ended June 30, 2009 primarily due to reduced operations resulting from a decrease in building activities during the current period. A decrease in accounts receivable provided cash of $101,363 in the current year, compared to an increase in accounts receivable using cash of $102,915 in the prior year.  An increase in accounts payable provided cash of $93,033 in the current year, compared to $26,898 in the prior year.

Operating activities in the nine months ended March 31, 2010 used cash of $28,693, compared to $65,609 in the prior period, primarily due to reduced operations resulting from a decrease in building activities during the current period.

Investing activities used cash of $5,752 and $7,315 in the year ended June 30, 2009 and 2008, respectively, relating to the purchase of property and equipment.

Investing activities in the nine months ended March 31, 2010 used cash of $4,679 primarily due to the purchase of property and equipment, compared to providing cash of $2,898 in the prior period, primarily due to the disposal of property and equipment.

Financing activities provided cash of $116,629 In the year ended June 30, 2009, compared to $247,647 in the year ended June 30, 2008, primarily from the sale of our common stock.

Financing activities in the nine months ended March 31, 2010 provided cash of $37,717 primarily due to proceeds from a loan.  Financing activities in the nine months ended March 31, 2009 provided cash of $76,991, primarily from the sale of our common stock.

Off-Balance Sheet Arrangements

As of the date of this current report we have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Going Concern

Our financial statements have been prepared on a going concern basis as we are dependent on raising additional capital to continue our operations.  This raises substantial doubt about our ability to continue as a going concern.  See Note 1 to our unaudited interim financial statements included herein.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 2 of the notes to our financial statements for the years ended June 30, 2009 and 2008 and nine months ended March 31, 2010 and 2009. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Revenue Recognition

The Company earns revenue from the sale of diamond tools. The Company recognizes revenue in accordance with U.S. Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the goods have been delivered, and collectability is reasonably assured.

The Company often receives payments from customers prior to shipment. All such payments are deferred and recorded as customer deposits on the balance sheet until the goods have been shipped and the revenue has been earned.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of June 9, 2010 , of our common stock by each of our executive officers and directors, by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of June 9, 2010 , there were 81,186,516 shares of our common stock issued and outstanding. All persons named have sole voting and investment control with respect to the shares, except as otherwise noted.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Common Stock	Rock Rutherford (1)	27,305,000	33.6
Common Stock	Michael Killman (2)	0	0
Common Stock	John Kuykendall (3)	8,006,000	9.9
Common Stock	Michael Todd Rutherford (4)	4,000,000	4.9
Common Stock	David Chapman (5)	0	0
All Officers and Directors as a Group		39,311,000	48.4
Common Stock	Richard Smith 2285 West 15th Avenue Vancouver, BC, Canada	6,931,727	8.5
Common Stock	Nick Colvin Suite 192 14 Village Lane Okotoks, Alberta, Canada	7,305,254	9.0

(1)	Mr. Rutherford is our President and Chief Executive Officer.

(2)	Mr. Killman is our Chief Financial Officer and Principal Accounting Officer.

(3)	Mr. Kuykendall is our Secretary and Treasurer.

(4)	Mr. Rutherford is our Vice President of Information Technology.

(5)	Mr. Chapman is our Director.

Changes in Control

There are no arrangements known to us the operation of which may, at a subsequent date, result in a change in our control.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

The following table sets forth the name, age and position of our executive officers and directors as of June 9, 2010:

Name	Age	Position
Rock Rutherford	65	President, Chief Executive Officer
Michael Killman	64	Chief Financial Officer, Principal Accounting Officer
John Kuykendall	67	Secretary, Treasurer
Michael Todd Rutherford	39	Vice President of Information Technology
David Chapman	55	Director

Our directors serve as such until our next annual shareholders meeting and until their successors are elected and qualified. Our executive officers serve at the discretion of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Rock Rutherford  President, Chief Executive Officer

Rock Rutherford has been our President and Chief Executive Officer since August 7, 2009.

Mr. Rutherford has been an international trader and business consultant specializing in the Chinese market since 1983. He has been living and conducting business in Asia for more than thirty five years and was involved in the first trade fair held in Beijing through the offices of the United Nations in 1985. Mr. Rutherford is currently an advisor to the World Import/Export Bank for the development of American manufacturing and export of American made products into China. He also works with the U.S. State Department in advising American development with the commerce sections of the U.S. Embassies in mainland China.

From 1994 to 2001, Mr. Rutherford was the Chief Executive Officer and Managing Director of CPR Ltd. and was responsible for all of its mining and commodities operations in Asian and East Africa. From 2001 to the present, Mr. Rutherford has served as the Chief Executive Officer and Managing Director for AGR Stone & Tools USA, Inc.

Michael Killman Chief Financial Officer, Principal Accounting Officer

Michael Killman has been our Chief Financial Officer and Principal Accounting Officer since August 7, 2009.

Mr. Killman received his B.B.A. and M.S. from Texas Tech University and has been a Certified Public Accountant in the State of Texas since 1972.  He was employed as an audit manager with Arthur Anderson for five years before moving to Peat, Marwick, Mitchell & Co. in Midland, Texas to become the Audit Manager in charge of the firms financial institution practice.  In 1983, he became the Chief Financial Officer for First West Financial Corporation, a bank holding company, and since 1987 he has been the President of Killman, Murrell & Co., P.C. in Odessa, Texas, a firm which has acted for publicly traded clients since 1989. In this role, Mr. Killman is responsible for the firms audit activity.  He is also an active instructor for the Center for Professional Advancement, Inc. seminar SEC Reporting 101.

John Kuykendall Secretary, Treasurer

John Kuykendall has been our Secretary and Treasurer since August 7, 2009.

Mr. Kuykendall is one of the founders of AGR Stone & Tools USA, Inc., a company he began in 2001 and with whom he is presently engaged.  He is currently serving as its Secretary and Treasurer and is responsible for all of its financial functions.  Mr. Kuykendall received a B.B.A. degree from Southern Methodist University and is licensed as a Certified Public Accountant in the State of Texas.  Earlier in his career, he was the part owner and Chief Financial Officer of Home Furniture Company, one of the larger retail furniture chains in the Southwest.  Since 1986, he has acted as the principal of John D. Kuykendall, CPA, LLC, a position he continues to occupy. He has been practicing as a Certified Public Accountant for the last twenty years and has clients based in Austin, San Antonio and Houston.

Michael Todd Rutherford Vice President of Information Technology

Michael Todd Rutherford has been our Vice President of Information Technology since August 7, 2009.

Mr. Rutherford is an information technology professional with management experience in a broad array of industries spanning the past 17 years.  He has served numerous systems management functions on Department of Defense research projects and clients such as Bank of America and Fleet Mortgage.  He has served as IT Director for several commodities companies located in the EU and Far East.  He has helped coordinate multi-million dollar expansions and upgrades of corporate data centers including the implementation of cutting-edge server virtualization technology that has resulted in significant cost savings and expanded technological flexibility for these facilities.

From 2001 to the present, Mr. Rutherford has been working with Memorial Hospitals as a Systems Manager in charge of all technology systems including voice and data networks for multiple facilities.  From 2006 to the present he has also been working as Vice President of Information Technology with AGR Stone & Tools USA, Inc.  He has been responsible for the strategy and implementation of all network and computer systems for the enterprise involving all aspects of information technologies research including hardware, software and services specification.

David Chapman Director

David Chapman has been our Director since September 2, 2009.

Mr. Chapman has been a mortgage broker for Aris Mortgage Corp., a company that of which he is also the owner, since September 2005. From September 1999 to August 2005, he acted in a sales capacity for Kildare Sign Service & Installation Ltd., a sign manufacturing company located in Kelowna, British Columbia, Canada.  Mr. Chapman received his mortgage broker license in 2005 and his real estate broker license in 1979, having graduated from programs for both at the University of British Columbia.

Mr. Chapman does not currently serve as a director of any other public company or any company registered as an investment company.

Significant Employees

Other than our executive officers, we have no employees that make a significant contribution to our business.

Director Independence

Our current director is not considered independent under applicable SEC rules.  We plan to appoint Rock Rutherford, John Kuykendall and Todd Rutherford to our board of directors, none of whom will be independent.  We may appoint independent directors in the future.

Corporate Governance

We currently do not have any committees of our Board of Directors, other than an audit committee comprised of our sole director.

Legal Proceedings

None of our directors or executive officers has been involved in any of the proceedings set out under Item 401(f) of Regulation S-K during the past ten years, including:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
●
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

Family Relationships

Rock Rutherford, our President and Chief Executive Officer, is the father of Michael Todd Rutherford, our Vice President of Information Technology.  Other than this relationship, there are no family relationships among our directors or executive officers.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officers during the last two fiscal years ended October 31, 2009 and 2008:

Name and Principal Position	Year	Salary ($)	Total ($)
Thomas Brown (2)	2009	4,500 (3)	4,500 (3)
	2008	6,000 (3)	6,000 (3)
Rock Rutherford (4)	2009	1,500 (3)	1500 (3)
Michael Killman (5)	2009	Nil	Nil

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)
Mr. Brown was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer from March 11, 2004 to August 7, 2009, and our Director from March 11, 2004 to September 2, 2009.

(3)	Consists of a monthly fee of $500 for management services.

(4)	Rock Rutherford has been our President and Chief Executive Officer since August 7, 2009.

(5)	Michael Killman has been our Chief Financial Officer since August 7, 2009.

Option Grants

We have not granted any compensation in the form of options, stock, or equity incentive plan awards to our directors or executive officers.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans pursuant to which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors.

Employment Agreements

We have not entered into any employment or other related agreements with any of our current officers.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings but have not paid any director's fees or other compensation to our directors for services rendered.

We have no standard arrangement pursuant to which our directors are compensated for their services in their capacity as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended June 30, 2009, the Company incurred consulting fees of $19,147 (2008 - $4,494) and rent of $6,000 (2008 - $3,000) to Rock Rutherford.

During the year ended June 30, 2009, the Company incurred consulting fees of $9,573 (2008 - $2,247) and rent of $6,000 (2008 - $3,000) to John Kuykendall.

During the year ended June 30, 2009, the Company recovered $12,510 of a loan receivable from a company controlled by Rock Rutherford and John Kuykendall written off previously. During the year ended June 30, 2008, the Company wrote off a loan receivable of $5,053 from this company.

During the year ended June 30, 2009, the Company wrote off a loan receivable of $33,591 from a company controlled by Rock Rutherford and John Kuykendall.

As at June 30, 2009, included in accounts payable is $19,297 (2008 - $5,463) owed to John Kuykendall.

As at June 30, 2009, the Company owes a total of $55,297 (2008 - $48,094) to John Kuykendall which is non-interest bearing, unsecured and due on demand. During the year ended June 30, 2009, the Company recognized imputed interest of $4,424 (2008 - $3,641) on the amount owed which was recorded as additional paid-in capital and charged to operations.

As at June 30, 2009, the Company owes $1,100 (2008 - $1,300) to David Chapman, the director of the Company.

During the nine months ended March 31, 2010, the Company incurred consulting fees of $16,824 (2009 - $23,641) and rent of $4,500 (2009 - $4,500) to Rock Rutherford.

During the nine months ended March 31, 2010, the Company incurred consulting fees of $nil (2009 - $11,820) and rent of $4,500 (2009 - $4,500) to John Kuykendall.

As at March 31, 2010, included in accounts payable is $19,980 (June 30, 2009 - $19,297) owed to John Kuykendall.

As at March 31, 2010, the Company owes a total of $59,497 (June 30, 2009 - $55,297) to John Kuykendall which is non-interest bearing, unsecured and due on demand. During the nine months ended March 31, 2010, the Company recognized imputed interest of $3,570 (2009 - $nil) on the amount owed which was recorded as additional paid-in capital and charged to operations.

Related party transactions are not pre-approved unless they are deemed to be extraordinary transactions, in which case they would be pre-approved by the Board of Directors and any interested director would abstain from voting on such matters.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or our property is subject. We are not aware of any proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

MARKET PRICE OF DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board under the trading symbol AGRT. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

Our common stock became eligible for quotation on the OTC Bulletin Board on April 16, 2007. The following table shows for the periods presented the high and low closing prices for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions:

Quarter Ended	High	Low
April 30, 2010	$0.30	$0.19
January 31, 2010	$0.44	$0.15
October 31, 2009	$0.25	$0.06
July 31, 2009	$0.51	$0.19
April 30, 2009	-	-
January 31, 2009	$0.41	$0.25
October 31, 2008	$0.60	$0.60

Holders

As of June 9, 2010 , there were 43 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of June 9, 2010 , we did not have any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

During our last three fiscal years, we have completed the following previously unreported sales of unregistered securities:

We issued 46,186,516 shares of common stock to the shareholders of AGR pursuant to the New Share Exchange Agreement on May 27, 2010.  The shares were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and Regulation S under the Securities Act.  Each person that acquired shares pursuant to Rule 506 represented to us that the person is an accredited investor, and each person that acquired shares pursuant to Regulation S represented to us that the person is not a U.S. person.  All persons represented that they were acquiring the shares for investment purposes.

DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, consisting of 100,000,000 shares of common stock, par value $0.001 per share and 100,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

As of June 9, 2010 we had 86,186,516 shares of our common stock issued and outstanding.  Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Holders of our common stock are entitled to distributions or dividends that may be declared by our Board of Directors, subject to preferential rights of holders of our preferred stock.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of our common stock are entitled to participate ratably in the distribution of our assets available for distribution to our security holders.

Preferred Stock

As of June 9, 2010 , we do not have any outstanding preferred stock.  Our preferred stock may be issued in one or more series with such designations, qualifications, preferences and privileges as may be determined by our Board of Directors.  In the event of our liquidation, dissolution or winding-up, holders of preferred shock shall be entitled to receive before any payment or distribution on our common stock or any other class of stock junior to the preferred stock, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution.

Stock Options

As of June 9, 2010 , we had not issued options to acquire any shares of our common stock.

Warrants

As of June 9, 2010 , we had no outstanding warrants to acquire shares of our common stock.

Anti-takeover Provisions

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management.  According to our Bylaws and Articles of Incorporation, neither the holders of the Companys common stock nor the holders of the Companys preferred stock have cumulative voting rights in the election of our directors.  The combination of the present ownership by a few stockholders of a significant portion of the Companys issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Companys Board of Directors or for a third party to obtain control of the Company by replacing its Board of Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statutes, charter provisions, bylaws, contracts or other arrangements under which any director, officer or control person is insured or indemnified in any manner against any liability which they may incur in their capacity as such are as follows:

●	Chapter 78 of the Nevada Revised Statutes (the NRS);
●	Section 6 of our Articles of Incorporation, filed as Exhibit 3.1 of this Current Report on Form 8-K/A; and
●	Article XI of our Bylaws, filed as Exhibit 3.2 of this Current Report on Form 8-K/A.
Nevada Revised Statutes
Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:
Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:
(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and
(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.5702 of the NRS provides as follows:
1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or
(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws

Under our Articles of Incorporation, we are required to indemnify to the fullest extent permitted by Nevada law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was our director or is or was serving as our director, officer, employee or agent of another entity at our request or our predecessor against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys fees and disbursements) that he or she incurs in connection with such action or proceeding.

Further, our Bylaws provide that we will indemnify our directors, offices and employees to the fullest extent not prohibited by Nevada Law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 26, 2009, we formally informed BDO Dunwoody LLP (BDO) of their dismissal as our independent registered public accountant and retained Saturna Group Chartered Accountants LLP ("Saturna") as our sole principal independent registered accountant. The decision to change auditors was approved by our Board of Directors on February 26, 2009.

During our fiscal years ended October 31, 2008 and 2007, and through February 26, 2009, neither we nor anyone on our behalf consulted with Saturna regarding any of the following:

(i)
either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Saturna concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii)
any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of BDO regarding our financial statements for the fiscal years ended October 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about our ability to continue as a going concern.

During the fiscal years ended October 31, 2008 and 2007 and through February 26, 2009 there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference thereto in its reports on the financial statements for such years.

During the fiscal years ended October 31, 2008 and 2007 and through February 26, 2009, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that our Board of Directors discussed with BDO the existence of material weaknesses in our internal control over financial reporting, as more fully described in our annual report on Form 10-K for the year ended October 31, 2008, filed on February 13, 2009 with the Securities and Exchange Commission (the "SEC").

We requested that BDO furnish us with a letter addressed to the SEC stating whether or not it agreed with the above statements and, if it did not agree, the respects in which it did not agree. A copy of the letter, dated March 11, 2009, was filed as Exhibit 16.1 to our amended current report on Form 8-K/A filed with the SEC on March 12, 2009.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

AGR STONE & TOOLS USA, INC.
Annual Financial Statements
Years ended June 30, 2009 and 2008

AGR STONE & TOOLS USA, INC.
Interim Financial Statements
March 31, 2010
(unaudited)

Balance sheets	F-15
Statements of operations	F-16
Statements of cash flows	F-17
Notes to the financial statements	F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
AGR Stone & Tools USA, Inc.

We have audited the accompanying balance sheets of AGR Stone & Tools USA, Inc. as of June 30, 2009 and 2008, and the related statements of operations, stockholders equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AGR Stone & Tools USA, Inc. as of June 30, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC

Houston, Texas

May 21, 2010

www.mkacpas.com

AGR STONE & TOOLS USA, INC.
Balance Sheets

	June 30, 2009 $	June 30, 2008 $

ASSETS

Current assets

Cash	3,683	3,574
Accounts receivable	10,577	111,940
Corporate taxes receivable	18,044
Inventory	299,869	257,303
Prepaid expenses and deposits	4,938	36,512

Total current assets	337,111	409,329

Property and equipment, net	50,685	21,002
Advances receivable, net	13,597	13,597

Total assets	401,393	443,928

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

Current liabilities

Bank indebtedness	21,009	21,318
Accounts payable	175,950	82,917
Accrued liabilities	110,751	82,324
Customer deposits	40,037	20,622
Corporate taxes payable		492
Due to related party	55,297	48,094
Current portion of loans payable	11,723

Total current liabilities	414,767	255,767

Loans payable, long-term	22,552

Total liabilities	437,319	255,767

Nature of operations and continuance of business
Subsequent events

Stockholders equity (deficit)

Common stock Authorized: 100,000,000 shares, no par value Issued and outstanding: 46,881,516 shares (2008 43,336,516 shares)	724,459	586,510

Accumulated deficit	(760,385)	(398,349)

Total stockholders equity (deficit)	(35,926)	188,161

Total liabilities and stockholders equity (deficit)	401,393	443,928

(The accompanying notes are an integral part of these financial statements)

AGR STONE & TOOLS USA, INC.
Statements of Operations

	Year ended June 30, 2009 $	Year ended June 30, 2008 $

Revenue	539,399	638,293
Cost of goods sold	344,571	288,885

Gross profit	194,828	349,408

Operating expenses

Advertising and promotion	86,253	74,310
Automotive	8,880	14,010
Bad debts	49,299	73,890
Consulting fees	63,710	20,880
Depreciation	9,771	6,154
Interest and bank charges	26,457	24,539
Insurance	8,536	8,373
Office and miscellaneous	36,687	30,803
Professional fees	22,478	13,444
Rent and utilities	70,408	71,090
Telephone and internet	14,845	23,272
Travel	36,389	52,839
Wages and benefits	116,866	303,264

Total operating expenses	550,579	716,868

Loss from operations	(355,751)	(367,460)

Other expenses

Loss on disposal of property and equipment	(473)
Write off of related party advances	(21,081)	(5,053)

Total other expenses	(21,554)	(5,053)

Loss before income taxes	(377,305)	(372,513)

Income taxes (recovery)	(15,269)	492

Net loss for the year	(362,036)	(373,005)

Net loss per share, basic and diluted	(0.01)	(0.01)

Weighted average number of shares outstanding	46,522,530	27,437,332

(The accompanying notes are an integral part of these financial statements)

AGR STONE & TOOLS USA, INC.
Statements of Stockholders Equity
Years ended June 30, 2009 and 2008

	Common stock
	Number	Amount $	Accumulated deficit $	Total stockholders equity (deficit) $

Balance, June 30, 2007	10,000,000	10,419	(25,344)	(14,925)

Shares issued for stock dividend	34,000,000

Shares issued for cash	1,386,516	339,700		339,700

Shares issued for services rendered	666,736	163,350		163,350

Shares issued to settle debt	163,264	40,000		40,000

Shares issued to customer for return of inventory	120,000	29,400		29,400

Imputed interest		3,641		3,641

Net loss for the year			(373,005)	(373,005)

Balance, June 30, 2008	43,336,516	586,510	(398,349)	188,161

Shares issued for cash	445,000	109,025		109,025

Shares issued for services rendered	100,000	24,500		24,500

Imputed interest		4,424		4,424

Net loss for the year			(362,036)	(362,036)

Balance, June 30, 2009	46,881,516	724,459	(760,385)	(35,926)

(The accompanying notes are an integral part of these financial statements)

AGR STONE & TOOLS USA, INC.
Statements of Cash Flows

	Year ended June 30, 2009 $	Year ended June 30, 2008 $
Operating activities

Net loss for the year	(362,036)	(373,005)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,771	6,154
Imputed interest	4,424	3,641
Income taxes (recovery)	(18,044)	492
Loss on disposal of property and equipment	473
Stock-based compensation	24,500	232,750

Changes in operating assets and liabilities:

Accounts receivable	101,363	(102,915)
Advances receivable		(2,842)
Inventory	(42,566)	(5,012)
Prepaid expenses and deposits	31,574	(31,276)
Accounts payable	93,033	26,898
Accrued liabilities	27,817	(5,879)
Customer deposits	19,415	13,475
Corporate taxes payable	(492)	(11,847)

Net cash used in operating activities	(110,768)	(249,366)

Investing activities

Purchase of property and equipment	(5,752)	(7,315)

Net cash used in investing activities	(5,752)	(7,315)

Financing activities

Bank indebtedness, net	(309)	(8,382)
Repayment of loans payable	(6,914)
Loans provided by related parties, net	14,827	(14,244)
Proceeds from issuance of common stock	109,025	270,300

Net cash provided by financing activities	116,629	247,674

Change in cash	109	(9,007)

Cash, beginning of year	3,574	12,581

Cash, end of year	3,683	3,574

Non-cash investing and financing activities:

Property and equipment financed through vendor	41,799
Common stock issued to settle related party debt		40,000
Common stock issued to customer for return of inventory		29,400
Supplemental disclosures:

Interest paid	17,793	19,550
Income taxes paid

(The accompanying notes are an integral part of these financial statements)

1.  Nature of Operations and Continuance of Business

AGR Stone & Tools USA, Inc. (the Company) was incorporated in the State of Texas on December 23, 2004 and is a manufacturer of diamond tools. The Company specializes in producing consumable tools for the natural stone, engineered stone, concrete and masonry industries.

2.  Summary of Significant Accounting Policies

a)  Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America.

b)  Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, inventory valuation, the useful lives and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Companys estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.  There were no cash equivalents at June 30, 2009 and 2008.

d) Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company considers at risk. The allowance for doubtful accounts was $0 at June 30, 2009 and 2008.

e) Advances Receivable

The Company advanced amounts to two independent contractors who earn commissions for sales generated. On October 31, 2009, the Company placed these independent contractors on the payroll and ceased all advances.  The Company obtained two promissory notes, each in the amount of $61,300, from these independent contractors for the amount owed.  The notes carry an interest rate of 3% and are reduced by semi-monthly payroll deductions of $129.17, which are composed of principal and interest.  The term of the notes is 5 years and a balloon payment is due at the end of the term of the loan for any unpaid principal and interest.  The payments under this note are deducted from the employees paychecks on a semi-monthly basis.  The Company has recorded an allowance for doubtful accounts in the amount of $110,975 and $66,870 as of June 30, 2009 and 2008, respectively.  The amount reserved is equal to the balloon payment due on the notes.

f) Inventory

Inventory consists of diamond tools and is carried at the lower of cost and market value. The Company uses the FIFO inventory costing method.

g) Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment straight-line over their estimated useful lives:

Automotive	3 years
Computer equipment	3 years
Furniture and equipment	5 years

The depreciation expense for the years ended June 30, 2009 and 2008 was $9,771 and $6,154, respectively.

h) Corporate Taxes Receivable

Corporate taxes receivable pertain to refundable amounts owed to the Company for corporate taxes from the United States Treasury.  These amounts are recorded at the value anticipated to be received based on tax returns filed.

i) Long-lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

j) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

On July 1, 2007, the Company adopted the provision of the FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), an interpretation of the FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation requires the Company to recognize the impact of a tax position in the financial statements if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, and accounting in interim periods and disclosure. In accordance with the provisions of FIN 48, any cumulative effect resulting from a change in accounting principles is recorded as an adjustment to the opening deficit balance. As of June 30, 2009 and 2008, the Company did not have any amounts recorded pertaining to uncertain tax positions. The adoption of FIN 48 did not impact the Companys tax provision or the amounts recorded in the consolidated financial statements.

The Company files federal, state and local income tax returns in the U.S., as applicable. The open taxation years range from 2007 to 2009. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of the U.S. have not audited any of the Companys income tax returns for the open taxation years noted above.

The Company recognizes interest and penalties related to uncertain tax positions in tax expense. During the years ended June 30, 2009 and 2008, there were no charges for interest or penalties.

k) Revenue Recognition

The Company earns revenue from the sale of diamond tools. The Company recognizes revenue in accordance with U.S. Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the goods have been delivered, and collectability is reasonably assured.

The Company often receives payments from customers prior to shipment. All such payments are deferred and recorded as customer deposits on the balance sheet until the goods have been shipped and the revenue has been earned.

l) Financial Instruments and Fair Value Measures

SFAS No. 157, Fair Value Measurements requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instruments categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Companys financial instruments consist principally of cash, accounts receivable, advances receivable, bank demand loan, accounts payable, accrued liabilities, corporate taxes payable/receivable, loans payable, and amount due to a related party. Pursuant to SFAS No. 157, the fair value of cash is determined based on Level 1 inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

m) Concentrations

As at June 30, 2009, 73% (2008 81%) of accounts receivable is comprised of three customers. As at June 30, 2009, the specific concentrations of each customer included in this total were 35%, 22%, and 16%.  As at June 30, 2008, the specific concentrations of each customer included in this total were 35%, 34%, and 12%.  During the year ended June 30, 2009, the Company earned 14% (2008 14%) of its revenue from one customer.

n) Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R, Share Based Payments, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Companys stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Companys expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

o) Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. The Company did not have any potentially dilutive shares as of June 30, 2009 and 2008.

p) Comprehensive Loss

SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2009 and 2008, the Company had no items that represent a comprehensive loss and, therefore, did not include a schedule of comprehensive loss in the financial statements.

q) Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162. The FASB Accounting Standards Codification (Codification) will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (the SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 30, 2009. The adoption of this statement is not expected to have a material effect on the Companys financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R). The objective of this statement is to improve financial reporting by enterprises involved with variable interest entities. This statement addresses (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in SFAS No. 166, Accounting for Transfers of Financial Assets, and (2) concern about the application of certain key provisions of FASB Interpretation No. 46(R), including those in which the accounting and disclosures under Interpretation No. 46(R) do not always provide timely and useful information about an enterprises involvement in a variable interest entity. This statement is effective as of the beginning of each reporting entitys first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The adoption of this statement is not expected to have a material effect on the Companys financial statements.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets an amendment of FASB No. 140. The object of this statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferors continuing involvement, if any, in transferred financial assets. This statement addresses (1) practices that have developed since the issuance of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, that are not consistent with the original intent and key requirements of that statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors. SFAS No. 166 must be applied as of the beginning of each reporting entitys first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This statement must be applied to transfers occurring on or after the effective date. Additionally, on and after the effective date, the concept of a qualifying special-purpose entity is no longer relevant for accounting purposes. The disclosure provisions of this statement should be applied to transfers that occurred both before and after the effective date of this statement. The adoption of this statement is not expected to have a material effect on the Companys financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events. SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS No. 165 is to be applied to interim and annual financial periods ending after June 15, 2009. The adoption of this statement is not expected to have a material effect on the Companys financial statements.

In May 2008, the FASB issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts An interpretation of FASB Statement No. 60. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement No. 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprises risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Companys financial statements.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS No. 162 became effective on November 13, 2008 following the SECs approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of this statement did not have a material effect on the Companys financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities an amendment to FASB Statement No. 133. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entitys financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Companys financial statements.

In December 2007, FASB issued SFAS No. 141 (revised 2007), Business Combinations. This statement replaces SFAS No. 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS No. 141 (revised 2007) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS No. 141 (revised 2007) also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements Liabilities an Amendment of ARB No. 51. This statement amends ARB No. 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entitys first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, Fair Value Measurements. The adoption of this statement did not have a material effect on the Company's financial statements.

3. Property and Equipment

	Cost $	Accumulated depreciation $	June 30, 2009 Net carrying value $	June 30, 2008 Net carrying value $

Automotive	41,799	6,270	35,529	8,097
Computer equipment	5,558	2,416	3,142	2,148
Furniture and equipment	17,682	5,668	12,014	10,757

	65,039	14,354	50,685	21,002

	Cost $	Accumulated depreciation $	June 30, 2008 Net carrying value $	June 30, 2007 Net carrying value $

Automotive	19,635	11,538	8,097	11,567
Computer equipment	4,172	1,799	2,373	2,684
Furniture and equipment	13,316	2,784	10,532	5,591

	37,123	16,121	21,002	19,842

4.  Bank Indebtedness

The Company has a revolving bank credit line with a limit of $24,300 which bears interest at 9.75% per annum and is secured by a personal guarantee of the Vice-President of the Company.  The balance in this account at June 30, 2009 was $21,009 (2008 - $21,318).

5.  Related Party Transactions

a)	During the year ended June 30, 2009, the Company incurred consulting fees of $19,147 (2008 - $4,494) and rent of $6,000 (2008 - $3,000) to the President of the Company.

b)	During the year ended June 30, 2009, the Company incurred consulting fees of $9,573 (2008 - $2,247) and rent of $6,000 (2008 - $3,000) to the Vice-President of the Company.

c)
During the year ended June 30, 2009, the Company recovered $12,510 of a loan receivable from a company controlled by the President and Vice-President of the Company written off previously. During the year ended June 30, 2008, the Company wrote off a loan receivable of $5,053 from this company.

d)	During the year ended June 30, 2009, the Company wrote off a loan receivable of $33,591 from a company controlled by the President and Vice-President of the Company.

e)	As at June 30, 2009, included in accounts payable is $19,297 (2008 - $5,463) owed to the Vice-President of the Company.

f)
As at June 30, 2009, the Company owes a total of $55,297 (2008 - $48,094) to the Vice-President of the Company which is non-interest bearing, unsecured and due on demand. During the year ended June 30, 2009, the Company recognized imputed interest of $4,424 (2008 - $3,641) on the amount owed which was recorded as additional paid-in capital and charged to operations.

g)	As at June 30, 2009, the Company owes $1,100 (2008 - $1,300) to a director of the Company.

6.  Loans Payable

	2009$	$2008

Ford Credit Secured by automobile. Repayable in monthly installments of $428 including interest at 9.99% per annum.	10,271

Ford Credit Secured by automobile. Repayable in monthly installments of $549 including interest at 9.99% per annum.	12,281

	22,552

Less: current portion	11,723

	34,275

The estimated future principal repayments are as follows:

$
2010	11,723
2011	11,723
2012	10,829
34,275

7.  Common Stock

Stock transactions during the year ended June 30, 2009:

a)	On February 13, 2009, the Company issued 325,000 shares of common stock at $0.245 per share for proceeds of $79,625.

b)
On February 15, 2009, the Company issued 50,000 shares of common stock with a fair value of $12,250 for services rendered.  The fair value of the shares issued was determined based upon the most recent cash sale of common stock at $0.245 per share.

c)	On February 19, 2009, the Company issued 20,000 shares of common stock at $0.245 per share for proceeds of $4,900.

d)
On February 19, 2009, the Company issued 50,000 shares of common stock with a fair value of $12,250 for services rendered.  The fair value of the shares issued was determined based upon the most recent cash sale of common stock at $0.245 per share.

e)	On April 17, 2009, the Company issued 100,000 shares of common stock at $0.245 per share for proceeds of $24,500.

Stock transactions during the year ended June 30, 2008:

a)
On December 28, 2007, the Company issued 34,000,000 shares of common stock in a stock dividend to all existing shareholders of record on December 27, 2007.  The dividend equaled 3.4 common shares for each share of common stock and was valued at par, which is $0.

b)	On December 31, 2007, the Company issued 84,900 shares of common stock at $0.245 per share for proceeds of $20,800.

c)	On January 3, 2008, the Company issued 191,828 shares of common stock at $0.245 per share for proceeds of $47,000.

d)	On January 14, 2008, the Company issued 26,524 shares of common stock at $0.245 per share for proceeds of $6,499.

e)
On January 14, 2008, the Company issued 163,264 shares of common stock at $0.245 per share to settle related party debt valued at $40,000.  The fair value of the shares issued was determined based upon the most recent cash sale of common stock at $0.245 per share. No gain or loss was recorded.

f)	On January 31, 2008, the Company issued 80,000 shares of common stock at $0.245 per share for proceeds of $19,600.

g)	On February 4, 2008, the Company issued 440,000 shares of common stock at $0.245 per share for proceeds of $107,800.

h)
On February 26, 2008, the Company issued 120,000 shares of common stock at $0.245 per share for the return of inventory from a customer valued at $29,400.  The fair value of the shares issued was determined based upon the most recent cash sale of common stock at $0.245 per share.

i)
On March 21, 2008, the Company issued 950,000 shares of common stock with a fair value of $232,750 for services rendered.  The fair value of the shares issued was determined based upon the most recent cash sale of common stock at $0.245 per share.

j)	On March 25, 2008, the Company issued 200,000 shares of common stock at $0.245 per share for proceeds of $49,000.

k)	On March 31, 2008, the Company issued 80,000 shares of common stock at $0.245 per share for proceeds of $19,600.

8.  Income Taxes

As of June 30, 2008, the company owed $492 in corporate income tax.  As of June 30, 2009, the Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these losses carried forward expires beginning in 2029 and are offset by a valuation allowance due to the uncertainty of profitable operations in the future. The net operating losses carried forward was $220,021 as at June 30, 2009. The significant components of the deferred income tax asset as at June 30, 2009 are as follows:

2009 $

Net assets from operating losses carried forward	77,007

Valuation allowance	(77,007)

Net deferred income tax asset

The company does not have any uncertain tax positions requiring disclosure.

9.  Litigation

The company is not aware of any pending or threatened litigation through the date of these financial statements.

10.  Subsequent Events

a)  On July 21, 2009, the Company entered into a share exchange agreement (the Original Share Exchange Agreement) with AGR Tools Inc., a Nevada corporation (AGR). Pursuant to the terms of the Original Share Exchange Agreement, the Company and AGR agreed to engage in a share exchange which, if completed, would result in the Company becoming a wholly owned subsidiary of AGR subject to certain conditions and factors leading up to the final merger agreement.

On October 29, 2009, pursuant to the terms of the Original Share Exchange Agreement, the Company and AGR mutually agreed to terminate the Original Share Exchange Agreement and enter into a new share exchange agreement (the New Share Exchange Agreement) of which the following terms and conditions are required prior to the final merger agreement:

Pre-Merger Conditions

1)  The Company will have delivered to AGR audited financial statements for its last two fiscal years and any applicable interim period ended no more than 35 days before the closing of the New Share Exchange Agreement, prepared in accordance with accounting principles generally accepted in the United States and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;

2)  The Company will receive approval for the share exchange from holders of at least two-thirds of its voting securities pursuant to the Texas Business Corporation Act (completed); and

3)  The Company and AGR will be reasonably satisfied with their respective due diligence investigation of each other.

Merger Conditions

1)  AGR will issue 46,186,516 shares of common stock to the current shareholders of the Company in exchange for 46,186,516 issued and outstanding shares of the Company. The Company is prohibited from having more than 46,186,516 common shares at the final merger agreement date, and AGR agrees to cancel all issued and outstanding common shares of the Company upon acquisition;

2)  The former President of AGR will surrender and cancel 25,000,000 issued and outstanding common shares;

3)  The Company will file all required documentation with the Texas Secretary of State to effect the share exchange; and

4)  AGRs current director will resign and the Company will appoint a new director to fill the resulting vacancy.

The company has disclosed all subsequent events through the date these financial statements were issued.

AGR STONE & TOOLS USA, INC.
Balance Sheets

	March 31, 2010 $ (unaudited)	June 30, 2009 $

ASSETS

Current assets

Cash	8,028	3,683
Accounts receivable	7,576	10,577
Corporate taxes receivable		18,044
Inventory	292,182	299,869
Prepaid expenses and deposits	8,590	4,938

Total current assets	316,376	337,111

Property and equipment, net	46,248	50,685
Advances receivable, net	11,204	13,597

Total assets	373,828	401,393

LIABILITIES AND STOCKHOLDERS DEFICIT

Current liabilities

Bank indebtedness	21,190	21,009
Accounts payable	154,335	175,950
Accrued liabilities	166,464	110,751
Customer deposits	115,920	40,037
Note payable	40,000
Due to related party	59,497	55,297
Current portion of loans payable	12,333	11,723

Total current liabilities	569,739	414,767

Loans payable, long-term	15,278	22,552

Total liabilities	585,017	437,319

Nature of operations and continuance of business
Commitments

Stockholders deficit

Common stock Authorized: 100,000,000 shares, no par value Issued and outstanding: 46,881,516 shares	728,029	724,459

Accumulated deficit	(939,218)	(760,385)

Total stockholders deficit	(211,189)	(35,926)

Total liabilities and stockholders deficit	373,828	401,393

(The accompanying notes are an integral part of these financial statements)

AGR STONE & TOOLS USA, INC.
Statements of Operations
(unaudited)

	Nine months ended March 31, 2010 $	Nine months ended March 31, 2009 $

Revenue	357,742	377,434
Cost of goods sold	207,403	262,895

Gross profit	150,339	114,539

Operating expenses

Advertising and promotion	29,761	79,322
Automotive	7,374	6,656
Bad debts recovery	(4,280)	48,095
Consulting fees	12,969	48,118
Depreciation	9,116	7,861
Interest and bank charges	20,286	16,356
Insurance	8,176	6,584
Office and miscellaneous	20,525	32,420
Professional fees	5,369	19,550
Rent and utilities	72,805	53,103
Telephone and internet	15,445	9,967
Travel	4,468	33,486
Wages and benefits	127,158	47,879

Total operating expenses	329,172	409,397

Net loss before other expense	(178,833)	(294,858)

Other expense

Write off of loans receivable		(5,262)

Net loss for the period	(178,833)	(300,120)

Net loss per share, basic and diluted		(0.01)

Weighted average number of shares outstanding	46,881,516	46,409,509

(The accompanying notes are an integral part of these financial statements)

AGR STONE & TOOLS USA, INC.
Statements of Cash Flows
(unaudited)

	Nine months ended March 31, 2010 $	Nine months ended March 31, 2009 $

Operating activities

Net loss for the period	(178,833)	(300,120)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,116	7,861
Imputed interest	3,570
Stock-based compensation		24,500

Changes in operating assets and liabilities:

Accounts receivable	3,001	100,440
Corporate taxes receivable	18,044
Advances receivable	2,393
Inventory	7,687	(40,683)
Prepaid expenses and deposits	(3,652)	21,472
Accounts payable	(21,615)	52,033
Accrued liabilities	55,713	(23,741)
Corporate taxes payable		(492)
Customer deposits	75,883	93,121

Net cash used in operating activities	(28,693)	(65,609)

Investing activities

Proceeds from disposal of property and equipment		7,624
Purchase of property and equipment	(4,679)	(4,726)

Net cash used in investing activities	(4,679)	2,898

Financing activities

Bank indebtedness, net	181	(4,050)
Proceeds from note payable	40,000
Loans payable, net	(6,664)	4,615
Loans provided by related parties, net	4,200	(8,099)
Proceeds from issuance of common stock		84,525

Net cash provided by financing activities	37,717	76,991

Change in cash	4,345	14,280

Cash, beginning of period	3,683	3,574

Cash, end of period	8,028	17,854

Supplemental disclosures:

Interest paid
Income taxes paid

(The accompanying notes are an integral part of these financial statements)

AGR STONE & TOOLS USA, INC.
Notes to the Financial Statements
March 31, 2010
(unaudited)

1.  Nature of Operations and Continuance of Business

AGR Stone & Tools USA, Inc. (the Company) was incorporated in the State of Texas on December 23, 2004 and is a manufacturer of diamond tools. The Company specializes in producing consumable tools for the natural stone, engineered stone, concrete and masonry industries.
These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. As at March 31, 2010, the Company has a working capital deficit of $253,363 and has an accumulated deficit of $939,218 since inception. These factors raise substantial doubt regarding the Companys ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.  Summary of Significant Accounting Policies

a)  Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America.

b)  Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, inventory valuation, the useful lives and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Companys estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)  Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. There were no cash equivalents at March 31, 2010 and June 30, 2009.

d)  Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company considers at risk. The allowance for doubtful accounts was $nil at March 31, 2010 and June 30, 2009.

AGR STONE & TOOLS USA, INC.
Notes to the Financial Statements
March 31, 2010
(unaudited)

e)  Advances Receivable

The Company advanced amounts to two independent contractors who earn commissions for sales generated. On October 31, 2009, the Company placed these independent contractors on the payroll and ceased all advances. The Company obtained two promissory notes, each in the amount of $61,300, from these independent contractors for the amount owed. The notes carry an interest rate of 3% and are reduced by semi-monthly payroll deductions of $129.17, which are composed of principal and interest. The term of the notes is 5 years and a balloon payment is due at the end of the term of the loan for any unpaid principal and interest. The payments under this note are deducted from the employees paychecks on a semi-monthly basis. The Company has recorded an allowance for doubtful accounts in the amount of $112,265 and $110,975 as of March 31, 2010 and June 30, 2009, respectively. The amount reserved is equal to the balloon payment due on the notes.

f)  Inventory

Inventory consists of diamond tools and is carried at the lower of cost and market value. The Company uses the FIFO inventory costing method.

g)  Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment straight-line over their estimated useful lives:

Automotive	3 years
Computer equipment	3 years
Furniture and equipment	5 years

h)  Corporate Taxes Receivable

Corporate taxes receivable pertain to refundable amounts owed to the Company for corporate taxes from the United States Treasury. These amounts are recorded at the value anticipated to be received based on tax returns filed.

i)  Long-lived Assets

In accordance with ASC 360, Impairment or Disposal of Long-Lived Assets, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

j)  Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.
The Company files federal, state and local income tax returns in the U.S., as applicable. The open taxation years range from 2007 to 2009. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of the U.S. have not audited any of the Companys income tax returns for the open taxation years noted above.
The Company recognizes interest and penalties related to uncertain tax positions in tax expense. During the periods ended March 31, 2010 and 2009, there were no charges for interest or penalties.

AGR STONE & TOOLS USA, INC.
Notes to the Financial Statements
March 31, 2010
(unaudited)

k)  Revenue Recognition

The Company earns revenue from the sale of diamond tools. The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the goods have been delivered, and collectability is reasonably assured.
The Company often receives payments from customers prior to shipment. All such payments are deferred and recorded as customer deposits on the balance sheet until the goods have been shipped and the revenue has been earned.

l)  Financial Instruments and Fair Value Measures

ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instruments categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Companys financial instruments consist principally of cash, accounts receivable, advances receivable, bank demand loan, accounts payable, accrued liabilities, corporate taxes payable/receivable, loans payable, and amount due to a related party. Pursuant to ASC 820, the fair value of cash is determined based on Level 1 inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

m)  Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.
The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Companys stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Companys expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

AGR STONE & TOOLS USA, INC.
Notes to the Financial Statements
March 31, 2010
(unaudited)

n)  Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.  There Company does not have any potentially dilutive shares as of March 31, 2010.

o)  Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2010 and 2009, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

p)  Recent Accounting Pronouncements (continued)

In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard is effective for the Company on October 1, 2009. The adoption of this amendment did not have a material effect on the Companys financial statements.

In October 2009, the FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on July 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the products essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on July 1, 2011.
In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Companys financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

AGR STONE & TOOLS USA, INC.
Notes to the Financial Statements
March 31, 2010
(unaudited)

3.  Property and Equipment

	Cost $	Accumulated depreciation $	March 31, 2010 Net carrying value $	June 30, 2009 Net carrying value $

Automotive	41,799	12,525	29,274	35,529
Computer equipment	5,908	3,123	2,785	3,142
Furniture and equipment	22,010	7,821	14,189	12,014

	69,717	23,469	46,248	50,685

4.  Bank Indebtedness

The Company has a revolving bank credit line with a limit of $24,300 which bears interest at 9.75% per annum and is secured by a personal guarantee of the Vice-President of the Company. The balance in this account at March 31, 2010 was $21,190 (June 30, 2009 - $21,009).

5.  Note Payable

The note payable of $40,000 to a non-related party is non-interest bearing, unsecured, and due on demand.

6.  Related Party Transactions

a)  During the nine months ended March 31, 2010, the Company incurred consulting fees of $16,824 (2009 - $23,641) and rent of $4,500 (2009 - $4,500) to the President of the Company.

b)  During the nine months ended March 31, 2010, the Company incurred consulting fees of $nil (2009 - $11,820) and rent of $4,500 (2009 - $4,500) to the Vice-President of the Company.

c)  As at March 31, 2010, included in accounts payable is $19,980 (June 30, 2009 - $19,297) owed to the Vice-President of the Company.

d)  As at March 31, 2010, the Company owes a total of $59,497 (June 30, 2009 - $55,297) to the Vice-President of the Company which is non-interest bearing, unsecured and due on demand. During the nine months ended March 31, 2010, the Company recognized imputed interest of $3,570 (2009 - $nil) on the amount owed which was recorded as additional paid-in capital and charged to operations.

AGR STONE & TOOLS USA, INC.
Notes to the Financial Statements
March 31, 2010
(unaudited)

7.  Loans Payable

	March 31, 2010 $	June 30, 2009 $

Ford Credit Secured by automobile. Repayable in monthly installments of $428 including interest at 9.99% per annum.	6,093	10,271

Ford Credit Secured by automobile. Repayable in monthly installments of $549 including interest at 9.99% per annum.	9,185	12,281

	15,278	22,552

Less: current portion	12,333	11,723

	27,611	34,275

The estimated future principal repayments are as follows:

$
2010	5,059
2011	11,723
2012	10,829

27,611

AGR STONE & TOOLS USA, INC.
Notes to the Financial Statements
March 31, 2010
(unaudited)

8. Commitments

On July 21, 2009, the Company entered into a share exchange agreement (the Original Share Exchange Agreement) with AGR Tools Inc., a Nevada corporation (AGR). Pursuant to the terms of the Original Share Exchange Agreement, the Company and AGR agreed to engage in a share exchange which, if completed, would result in the Company becoming a wholly owned subsidiary of AGR subject to certain conditions and factors leading up to the final merger agreement.
On October 29, 2009, pursuant to the terms of the Original Share Exchange Agreement, the Company and AGR mutually agreed to terminate the Original Share Exchange Agreement and enter into a new share exchange agreement (the New Share Exchange Agreement) of which the following terms and conditions are required prior to the final merger agreement:

Pre-Merger Conditions

1)  The Company will have delivered to AGR audited financial statements for its last two fiscal years and any applicable interim period ended no more than 35 days before the closing of the New Share Exchange Agreement, prepared in accordance with accounting principles generally accepted in the United States and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;

2)  The Company will receive approval for the share exchange from holders of at least 2/3rds of its voting securities pursuant to the Texas Business Corporation Act (completed); and

3)  The Company and AGR will be reasonably satisfied with their respective due diligence investigation of each other.

Merger Conditions

1)  AGR will issue 46,186,516 common shares to the current shareholders of the Company in exchange for 46,186,516 issued and outstanding common shares of the Company. The Company is prohibited from having more than 46,186,516 common shares at the final merger agreement date, and AGR agrees to cancel all issued and outstanding common shares of the Company upon acquisition;

2)  The former President of AGR will surrender and cancel 25,000,000 issued and outstanding common shares;

3)  The Company will file all required documentation with the Texas Secretary of State to effect the share exchange; and

4)  AGRs current director will resign and the Company will appoint a new director to fill the resulting vacancy.

The Company has disclosed all subsequent events through the date these financial statements were issued.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See Item 2.01

The acquisition of AGR has been accounted for as a reverse merger with AGR treated as the continuing reporting entity and acquirer for accounting purposes.  Going forward, the assets, liabilities and the historical operations that will be reflected in our financial statements prior to the closing of the share exchange will be those of AGR and will be recorded on a historical cost basis of AGR.  Our consolidated financial statements after completion of the share exchange will include the assets and liabilities of AGR Tools as well as those of AGR, the historical operations of AGR, and the operations of AGR Tools from the closing date of the share exchange.

As a result of the completion of the reverse merger, on May 27, 2010, we determined to change our fiscal year end from October 31 to June 30 (the year end of AGR), which will be reflected in our annual report on Form 10-K for the year ended June 30, 2010.

Item 5.06  Change in Shell Company Status

See Item 2.01

As a result of the consummation of the share exchange described in Item 2.01 of this Current Report on Form 8-K/A , we believe that we are no longer a shell company, as that term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

See Financial Statements and Supplementary Data

(b) Exhibits.

The exhibits listed in the following index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description
3.1	Articles of Incorporation of AGR Tools, Inc. (1)
3.2	Bylaws of AGR Tools, Inc. (1)
3.3	Articles of Merger filed with the Nevada Secretary of State on September 15, 2009 (2)
10.1	Share Exchange Agreement between AGR Tools, Inc. and AGR Stone & Tools USA, Inc. dated July 21, 2009 (3)
10.2	Amendment to Share Exchange Agreement between AGR Tools, Inc. and AGR Stone & Tools USA, Inc. dated October 29, 2009 (4)
16.1	Letter from BDO Dunwoody LLP (5)
21	List of Subsidiaries: AGR Stone & Tools USA, Inc.

(1) Included as an exhibit to our Registration Statement on Form SB-2 filed on February 21, 2006.

(2) Included as an exhibit to our Form 8-K filed September 16, 2009.

(3) Included as an exhibit to our Form 8-K filed on July 27, 2009.

(4) Included as an exhibit to our Current Report on Form 8-K filed on November 2, 2009.

(5) Included as an exhibit to our Current Report on Form 8-K filed on March 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010	AGR TOOLS, INC.

	By:	/s/ Rock Rutherford
Rock Rutherford
President, Chief Executive Officer